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                                                                    EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Eclipse Surgical Technologies, Inc. on Form S-8 (File No. 333-05009) of our report dated February 7, 1997, on our audits of the financial statements and financial statement schedule of Eclipse Surgical Technologies, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.



                        /s/ Coopers & Lybrand L.L.P.
                        ----------------------------
                        COOPERS & LYBRAND L.L.P.

San Jose, California
March 13, 1997













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